EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 No. 33-11930, 33-46661, 33-61736, 33-53461 and 333-05353.




/S/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Dallas, Texas
January 26, 1998